                                                                     EXHIBIT 3.3

                                     BYLAWS


                                       OF


                          CONVERGENT GROUP CORPORATION

                             a Delaware corporation


                                (the "Company")

                               TABLE OF CONTENTS



ARTICLE  I.
OFFFICES ...............................................     -1-
     Section 1.1. Registered Office ....................     -1-
     Section 1.2. Additional Offices ...................     -1-

ARTICLE II.

STOCKHOLDERS MEETINGS ..................................     -1-
     Section 2.1. Annual Meetings ......................     -1-
     Section 2.2. Special Meetings .....................     -1-
     Section 2.3. Notices ..............................     -1-
     Section 2.4. Quorum ...............................     -2-
     Section 2.5. Voting of Shares .....................     -2-
          Section 2.5.1. Voting Lists ..................     -2-
          Section 2.5.2. Votes Per Share ...............     -2-
          Section 2.5.3. Proxies .......................     -2-
          Section 2.5.4. Required Vote .................     -3-
     Section 2.6. Consents in Lieu of Meeting ..........     -3-

ARTICLE III.

DIRECTORS ..............................................     -3-
     Section 3.1. Purpose ..............................     -3-
     Section 3.2. Number ...............................     -3-
     Section 3.3. Election .............................     -3-
     Section 3.4. Vacancies ............................     -3-
     Section 3.5. Removal ..............................     -4-
     Section 3.6. Compensation .........................     -4-

ARTICLE IV.

BOARD MEETINGS .........................................     -4-
     Section 4.1. Annual Meetings ......................     -4-
     Section 4.2. Regual Meetings ......................     -4-
     Section 4.3. Special Meetings .....................     -4-
     Section 4.4. Quorum. Required Vote ................     -5-
     Section 4.5. Consent In Lieu of Meeting ...........     -5-

ARTICLE V.

COMMITTEES OF DIRECTORS; COMPENSATION COMMITTEE ........     -5-
     Section 5.1. Establishment ........................     -5-
     Section 5.2. Available Powers .....................     -5-


         Section 5.3. Unavailable Powers...........................................  -5-
         Section 5.4. Alternate Members............................................  -6-
         Section 5.5. Compensation Committee.......................................  -6-
         Section 5.6. Procedures...................................................  -6-

ARTICLE VI.

OFFICERS...........................................................................  -7-
         Section 6.1. Elected Officers.............................................  -7-
                  Section 6.1.1. Chairman of the Board.............................  -7-
                  Section 6.1.2. Chief Executive Officer...........................  -7-
                  Section 6.1.3. President.........................................  -8-
                  Section 6.1.4. Vice Presidents...................................  -8-
                  Section 6.1.5. Secretary.........................................  -8-
                  Section 6.1.6. Assistant Secretaries.............................  -8-
                  Section 6.1.7. Treasurer.........................................  -8-
                  Section 6.1.8. Assistant Treasurer...............................  -8-
                  Section 6.1.9. Divisional Officers...............................  -9-
         Section 6.2. Election.....................................................  -9-
         Section 6.3. Appointed Officers...........................................  -9-
         Section 6.4. Multiple Officeholders, Stockholder and Director Officers....  -9-
         Section 6.5. Compensation, Vacancies......................................  -9-
         Section 6.6. Additional Powers and Duties.................................  -9-
         Section 6.7. Removal...................................................... -10-

ARTICLE VII.

SHARE CERTIFICATES.................................................................  -10-
         Section 7.1. Entitlement to Certificates..................................  -10-
         Section 7.2. Multiple Classes of Stock....................................  -10-
         Section 7.3. Signatures...................................................  -10-
         Section 7.4. Issuance and Payment.........................................  -10-
         Section 7.5. Lost Certificates............................................  -11-
         Section 7.6. Transfer of Stock............................................  -11-
         Section 7.7. Registered Stockholders......................................  -11-

ARTICLE VIII.

INDEMNIFICATION....................................................................  -11-
         Section 8.1. General......................................................  -11-
         Section 8.2. Actions by or in the Right of the Company....................  -12-
         Section 8.3. Indemnification Against Expenses.............................  -12-
         Section 8.4. Board Determinations.........................................  -12-
         Section 8.5. Advancement of Expenses......................................  -12-
         Section 8.6. Nonexclusive.................................................  -13-
         Section 8.7. Insurance....................................................  -13-

                                      -ii-

     Section 8.8.   Certain Definitions.......................................    -13-
     Section 8.9.   Change in Governing Law...................................    -13-

ARTICLE IX.

INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS...............................    -14-
     Section 9.1.   Validity; Disclosure and Approval.........................    -14-
     Section 9.2.   Exclusive.................................................    -14-

ARTICLE X.

MISCELLANEOUS.................................................................    -14-
     Section 10.1.  Place of Meetings.........................................    -14-
     Section 10.2.  Fixing Record Dates.......................................    -14-
     Section 10.3.  Means of Giving Notice....................................    -15-
     Section 10.4.  Waiver of Notice..........................................    -15-
     Section 10.5.  Attendance via Communications Equipment...................    -16-
     Section 10.6.  Dividends.................................................    -16-
     Section 10.7.  Reserves..................................................    -16-
     Section 10.8.  Reports to Stockholders...................................    -16-
     Section 10.9.  Contracts and Negotiable Instruments......................    -16-
     Section 10.10. Fiscal Year...............................................    -17-
     Section 10.11. Seal......................................................    -17-
     Section 10.12. Books and Records.........................................    -17-
     Section 10.13. Resignation...............................................    -17-
     Section 10.14. Surety Bonds..............................................    -17-
     Section 10.15. Proxies in Respect of Securities of Other Corporations....    -17-
     Section 10.16. Amendments................................................    -18-
     Section 10.17. Actions Requiring Approval of Class A Directors...........    -18-

                                     BYLAWS



                                   ARTICLE I.

                                    OFFICES

     Section 1.1  Registered Office.

The registered office of the Company within the State of Delaware shall be located at either (i) the principal place of business of the Company in the State of Delaware or (ii) the office of the corporation or individual acting as the Company's registered agent in Delaware.

     Section 1.2  Additional Offices.

The Company may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the"Board") may from time to time determine or as the business and affairs of the Company may require.



                                  ARTICLE II.

                             STOCKHOLDERS MEETINGS

     Section 2.1  Annual Meetings.

Annual meetings of stockholders shall be held at a place and time on any weekday which is not a holiday and which is not more that 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

     Section 2.2  Special Meetings.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or the president and (ii) shall be called by the president or secretary or by any member of the Board at the request in writing of a majority of the Board or stockholders owning capital stock of the Company representing at least 15 percent of the outstanding shares of the Company's Class A Common Stock (so long as any such shares are outstanding) and Common Stock. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

     Section 2.3  Notices.

Written notice of each stockholders' meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less that ten (10) nor more than sixty (60) days before the date of the meeting . If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

     Section 2.4. Quorum.

The presence at a stockholders' meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of each class of capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.5. Voting of Shares.

               Section 2.5.1. Voting Lists.

The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

               Section 2.5.2. Votes per Share.

Unless otherwise provided in the certificate if incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder. Fractional shares shall be entitled to proportionate voting rights.

               Sections 2.5.3. Proxies.

Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney, which writing may take the form of an agreement among certain stockholders with respect to the voting of their shares. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statue has been given.

          Section 2.5.4. Required Vote.

When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.6. Consents in Lieu of Meeting.

Any action required to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III.

                                   DIRECTORS


     Section 3.1. Purpose.

The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

     Section 3.2. Number.

The number of directors constituting the Board shall, following the initial issuance of shares of capital stock of the Company, never be less than five and shall be determined by resolution of the Board.

     Section 3.3. Election.

Directors shall be elected by the stockholders by plurality vote at an annual stockholders meeting, except as may otherwise be provided in these Bylaws or the certificate of incorporation, and each director shall hold office until his successor has been duly elected and qualified.

     Section 3.4. Vacancies.

Except as may otherwise be provided in the certificate of incorporation, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

     Section 3.5.      Removal.

Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of the directors to be removed, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

     Section 3.6.      Compensation.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors by unanimous vote of all directors on the Board. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV.

                                 BOARD MEETINGS

     Section 4.1.   Annual Meetings.

The Board shall meet as soon as practicable after the adjournment of each annual stockholders' meeting at the place of the stockholders' meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

     Section 4.2.   Regular Meetings.

Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

     Section 4.3.   Special Meetings.

Special meetings of the Board (i) may be called by the chairman of the board or president and (ii) shall be called by the president or secretary on the written request of two directors or the sole director, as the case may be, or by holders of at least 15 percent of the outstanding shares of common stock of all classes. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the certificate of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

     Section 4.4.   Quorum. Required Vote.

A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 4.5.   Consent in Lieu of Meeting.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE V.

                COMMITTEES OF DIRECTORS; COMPENSATION COMMITTEE

     Section 5.1.   Establishment.

The Board may, by resolution approved by the unanimous vote of all directors on the Board, establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     Section 5.2.   Available Powers.

Any committee established pursuant to these Bylaws--but only to the extent provided in these Bylaws or the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation and these Bylaws--shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may--but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware--fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

     Section 5.3.   Unavailable Powers.

No committee of the Board shall have the power or authority to amend the certificate of incorporation (except in connection with the issuance of capital stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the certificate of incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

     Section 5.4. Alternate Members.

The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     Section 5.5. Compensation Committee.

So long as there are outstanding any shares of Class A Common Stock and any shares of Series A Preferred Stock or Series B Preferred Stock, there shall be a compensation committee (the "Compensation Committee") consisting of three members, one of whom shall be selected by the Class A Directors, one of whom shall be selected by the Common Directors, and the third member shall be elected by the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a class. The Compensation Committee shall not be a committee of the Board but shall be generally governed by the provisions of this Article V relating to Board committees, except to the extent that board membership shall not be a requisite for Compensation Committee membership. The Compensation Committee shall have the power and authority to recommend, subject to Board approval, any and all discretionary bonuses and similar compensation arrangements for all officers and employees of the Company who receive annual salaried compensation in any one year in excess of $150,000; provided that the Compensation Committee shall not have the power or authority to change any bonus or compensation arrangement required to be paid pursuant to any written employment agreement approved by the unanimous vote of all members of the Board. Notwithstanding any provision in
Section 5.6 of these Bylaws, meetings of the Compensation Committee require all three members to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which such quorum is present shall be the act of the Compensation Committee of the Company. The Board shall have the power to review and approve or disapprove discretionary bonuses and similar compensation arrangements as are recommended for such officers and employees by the Compensation Committee but shall not increase any such bonus or arrangement or authorize any such bonus or arrangement not recommended by the Compensation Committee. This Section 5.5 is for the benefit of the holders of the Series A and Series B Preferred Stock and shall not be amended or modified without the prior approval of holders of the majority of outstanding shares of the Series A and Series B Preferred Stock, voting together as a class.

     Section 5.6. Procedures.

Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                   ARTICLE VI.

                                    OFFICERS

     Section 6.1.   Elected Officers.

The Board shall elect a president, a treasurer and a secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

                    Section 6.1.1. Chairman of the Board.

The Board of Directors shall elect a chairman of the board and may elect a co-chairman of the board, in which event each co-chairman shall have all the powers and duties of the chairman except to the extent otherwise determined by resolution of the Board. The chairman of the board, or in his absence, the president, shall preside when present at all meetings of the stockholders and the Board. The chairman of the board shall advise and counsel the president and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these Bylaws. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The chairman of the board may delegate all or any of his powers or duties to the president or the chief executive officer, if and to the extent deemed by the chairman of the board to be desirable or appropriate.

                    Section 6.1.2. Chief Executive Officer.

The chief executive officer of the Company shall be responsible for the Company's relationships with other corporations and entities, and promoting the Company's long-term business objectives and the goals as outlined in the Company's Mission Statement. The chief executive officer shall have, subject to the supervision and direction of the Board of Directors and of the Executive Committee, such powers as are vested in him by the Board of Directors, by the Bylaws or which usually attach or pertain to such office. He shall preside at meetings of the Executive Committee. He may sign and execute all authorized bonds, loans, notes, deeds, mortgages, contracts or other obligations in the name of the Company and he shall be ex officio a member of all standing committees except the Compensation Committee, unless appointed in compliance with Section 5.5 hereof. In the absence of the chairman of the board and the president, he shall preside at meetings of the Stockholders.

               Section 6.1.3. President.

The president shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the chairman of the board or in the event of his inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board.

               Section 6.1.4. Vice Presidents.

In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               Section 6.1.5. Secretary.

The secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president. He shall have custody of the corporate seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his signature.

               Section 6.1.6. Assistant Secretaries.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               Section 6.1.7. Treasurer.

Unless the Board by resolution otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

               Section 6.1.8. Assistant Treasurer.

The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     Section 6.1.9. Divisional Officers.

Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

     Section 6.2.   Election.

All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

     Section 6.3.   Appointed Officers.

The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

     Section 6.4.   Multiple Officeholders, Stockholder and Director Officers.

Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

     Section 6.5.   Compensation. Vacancies.

Subject to the authority of the Compensation Committee in Section 5.5 hereof, the compensation of elected officers shall be set by the Board. The Board shall fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

     Section 6.6.   Additional Powers and Duties.

In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the

Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

     Section 6.7.   Removal

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

                                  ARTICLE VII.

                               SHARE CERTIFICATES

     Section 7.1.   Entitlement to Certificates.

Every holder of the capital stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

     Section 7.2.   Multiple Classes of Stock.

If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

     Section 7.3.   Signatures.

Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

     Section 7.4.   Issuance and Payment.

Subject to the provisions of the law, the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

     Section 7.5. Lost Certificates.

The Board may direct new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.6. Transfer of Stock.

Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

     Section 7.7. Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                 ARTICLE VIII.

                                INDEMNIFICATION

     Section 8.1. General.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

     Section 8.2. Actions by or in the Right of the Company.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.3. Indemnification Against Expenses.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 8.1 and 8.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 8.4. Board Determinations.

Any indemnification under sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 8.1 and 8.2. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 8.5. Advancement of Expenses.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 8.6.   Nonexclusive.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.7.   Insurance.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the statutes, the Certificate of Incorporation or this section.

     Section 8.8.   Certain Definitions.

For purposes of this section, (a) references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this section.

     Section 8.9.   Change in Governing Law.

In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.



                                  ARTICLE IX.

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

     Section 9.1.   Validity; Disclosure and Approval.

Any contract or other transaction, including without limitation employment agreements with the Company (or amendments or modifications thereto), between the Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed either (i) to the Board and it nevertheless in good faith authorizes the contract or transaction in advance by the unanimous vote of all directors on the Board or
(ii) to the stockholders and they nevertheless in good faith authorize the contract or transaction in advance by the vote of holders of at least 60 percent of the shares entitled to vote thereon.

     Section 9.2.   Exclusive.

The provision of this Article IX shall apply to contracts and other transactions between the Company and any of its directors, officers or stockholders notwithstanding that such contract or transaction may in the absence of such provisions be valid under applicable law.


                                   ARTICLE X.

                                 MISCELLANEOUS

     Section 10.1.  Place of Meetings.

All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

     Section 10.2.  Fixing Record Dates.

                    (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                    (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                    (c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto.

      Section 10.3. Means of Giving Notice.

Whenever under law, the certificate of incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

     Section 10.4. Waiver of Notice.

Whenever any notice is required to be given under law, the certificate of incorporation or these bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice.

All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.5  Attendance via Communications Equipment.

Unless otherwise restricted by law, the certificate of incorporation of these Bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.6. Dividends.

Dividends on the capital stock of the Company, paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

     Section 10.7. Reserves.

Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 10.8. Reports to Stockholders.

The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

     Section 10.9. Contracts and Negotiable Instruments.

Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

     Section 10.10. Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board.

     Section 10.11. Seal.

The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 10.12. Books and Records.

The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     Section 10.13. Resignation.

Any director, committee member, officer or agent may resign by giving written notice to the chairman of the board, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 10.14. Surety Bonds.

Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case or their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company, and the bonds so furnished shall be in the custody of the Secretary.

     Section 10.15. Proxies in Respect of Securities of Other Corporations.

The chairman of the board, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

     Section 10.16. Amendments.

Except as specifically provided in Section 5.5 hereof, these Bylaws may be altered, amended, repealed or replaced by the stockholders, at any annual stockholders meeting or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting and such alteration, amendment, repeal or replacement is approved by vote of holders of at least 85 percent of the shares entitled to elect directors. if the power to adopt, amend, repeal or replace these Bylaws is conferred upon the Board by the certificate of incorporation, the power of the stockholders to so adopt, amend, repeal or replace these Bylaws shall not be divested or limited thereby.

     Section 10.17. Actions Requiring Approval of Class A Directors.

So long as any shares of Class A Common Stock are outstanding, the Company shall not and shall not permit any of its subsidiaries to, directly or indirectly,

                    (a) create, incur, issue, assume or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money in one transaction or any series of related transactions in an aggregate amount in excess of $2,000,000 in any calendar year;

                    (b) enter into any agreement, commitment or understanding with respect to any capital expenditure in an amount in excess of $5,000,000;

                    (c) enter into any agreement, commitment or understanding with respect to any lease transaction requiring, or reasonably expected to require, aggregate expenditures by the Company or any subsidiary of the Company of more than $5,000,000, regardless of the term of such lease;

                    (d) enter into any agreement, commitment or understanding with respect to the acquisition of the capital stock or assets of any corporation or business for a purchase price, including assumption of any liabilities, in excess of $5,000,000;

                    (e) engage in a substantial transaction with any person, or affiliate of such person, who holds 10% or more of the capital stock of the Company or who is employed as a director or executive officer of the Company;

                    (f) authorize or issue, or increase the authorization of any preferred stock, common stock, or any other capital stock of the Company;

                    (g) waive, amend, or replace all or a portion of any employment contract of the four executive officers of the Company who receive the highest levels of regularly-scheduled income from the Company; or

                    (h) enter into any agreement or commitment to do any of the actions listed in this Section 10.17;

in each case, without the prior written approval of each Class A Director.

                            Amendment to the Bylaws
                        of Convergent Group Corporation


1.   Amend Section 2.2 to read in its entirety as follows:

          Section 2.2    Special Meetings.
Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or by the president and (ii) shall be called by the president or secretary or by any member of the Board at the request in writing of a majority of the Board or stockholders owning capital stock of the Company representing at least 15 percent of the outstanding shares of the Company's Class A Common Stock (so long as any such shares are outstanding), Class B Common Stock (so long as any such shares are outstanding) and Common Stock. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

2. Amend the second sentence of Section 4.3 to read in its entirety as follows:

Notice of each special meeting of the Board shall be given either personally or by means of telephone, telegram, telex or facsimile transmission and delivery, to each director at least four days before the meeting; provided, however, that if the chairman of the board, in his sole discretion, determines that an emergency exists, such notice shall be given in the manner provided above at least 24 hours before the meeting; provided further that in such event, each director shall be provided the opportunity to participate by conference telephone or by other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other.

3.   Amend Section 5.5 to read in its entirety as follows:

     Section 5.5    Compensation Committees.

               (a) So long as there are outstanding any shares of Class A Common Stock and any shares of Series A Preferred Stock or Series B Preferred Stock, there shall be a compensation committee (the "Company Compensation Committee") consisting of three members, one of whom shall be selected by the Class A Directors, one of whom shall be selected by the Common Directors, and the third member shall be elected by the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a class. The

Company Compensation Committee shall not be a committee of the Board but shall be generally governed by the provisions of this Article V relating to Board committees, except to the extent that board membership shall not be a requisite for Company Compensation Committee membership. The Company Compensation Committee shall have the power and authority to recommend, subject to Board approval, any and all discretionary bonuses and similar compensation arrangements for all officers and employees of the Company who receive annual salaried compensation in any one year in excess of $150,000 (U.S.); provided that the Company Compensation Committee shall not have the power or authority to change any bonus or compensation arrangement required to be paid pursuant to any written employment agreement approved by the unanimous vote of all members of the Board. Notwithstanding any provision in Section 5.6 of these Bylaws, meetings of the Company Compensation Committee require all three members to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which such quorum is present shall be the act of the Company Compensation Committee of the Company. The Board shall have the power to review and approve or disapprove discretionary bonuses and similar compensation arrangements as are recommended for such officers and employees by the Company Compensation Committee but shall not increase any such bonus or arrangement or authorize any such bonus or arrangement not recommended by the Company Compensation Committee. This Section 5.5(a) is for the benefit of the holders of the Series A and Series B Preferred Stock and shall not be amended or modified without the prior approval of holders of the majority of outstanding shares of the Series A and Series B Preferred Stock, voting together as a class.

               (b) So long as there are outstanding any shares of Class B Common Stock, there shall be a compensation committee (the "CGAP Compensation Committee") consisting of three members, one of whom shall be selected by the Class A Directors, one of whom shall be selected by the Class B Directors, one of whom shall be selected by the Common Directors; provided, however, that if and when all outstanding shares of Series A Preferred Stock have been converted into Class A Common Stock, the number of members of the CGAP Compensation Committee shall be increased to four and the Class A Directors shall select two members of the CGAP Compensation Committee. The CGAP Compensation Committee shall not be a committee of the Board but shall be generally governed by the provisions of this Article V relating to Board committees, except to the extent that board membership shall not be a requisite for CGAP Compensation Committee membership. The CGAP Compensation Committee shall have the power and authority to recommend, subject to Board approval, any and all discretionary bonuses and similar compensation arrangements for all officers and employees of Convergent Group Asia Pacific Pty Ltd. and its subsidiaries who receive annual salaried compensation in any one year in excess of $75,000 (Aus); provided that the CGAP

Compensation Committee shall not have the power or authority to change any bonus or compensation arrangement required to be paid pursuant to any written employment agreement approved by the unanimous vote of all members of the Board. Notwithstanding any provision in Section 5.6 of these Bylaws, meetings of the CGAP Compensation Committee require the presence of the representatives of the Common Directors and the Class B Directors, and at least one representative of the Class A Directors, to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which such quorum is present shall be the act of the CGAP Compensation Committee of the Company. The Board shall have the power to review and approve or disapprove discretionary bonuses and similar compensation arrangements as are recommended for such officers and employees by the CGAP Compensation Committee but shall not increase any such bonus or arrangement or authorize any such bonus or arrangement not recommended by the CGAP Compensation Committee. This Section 5.5(b) is for the benefit of the holders of the Class B Common Stock and shall not be amended or modified without the prior approval of holders of the majority of outstanding shares of the Class B Common Stock.

               (c) The Company Compensation Committee and the CGAP Compensation Committee shall be collectively referred to herein as the Compensation Committee.

4.   Amend Section 10.3 to read in its entirety as follows:

     Section 10.3.  Means of Giving Notice.

               (a) Whenever under law, the certificate of incorporation or these Bylaws, notice is required to be given to any director, such notice shall be given either personally or by means of telephone, telegram, telex or facsimile transmission and delivery, addressed to such director at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company. Such notice shall be deemed to be given at the earliest of (i) receipt or (ii) three days following deposit with an express delivery service for personal delivery or transmission by telegram, telex or facsimile.

               (b) Whenever under law, the certificate of incorporation or these Bylaws, notice is required to be given to any stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. In the case of notice to a stockholder, such notice shall be deemed to be given at the earliest of (i) receipt, (ii) deposit with an express delivery service for personal delivery or transmission by telegram, telex or facsimile, or (iii) deposit in the United States mail.

                             AMENDMENT TO THE BYLAWS
                                       OF
                          CONVERGENT GROUP CORPORATION
                             A DELAWARE CORPORATION



     Convergent Group Corporation adopts the following amendments to its Bylaws effective as of January 28, 1998.

I. The first sentence of Section 2.4 shall be amended to read in its entirety as follows:

The presence at a stockholders' meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of each voting group of capital stock of the Company entitled to vote at such meeting shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws.

II.  Section 3.2. shall be amended to read in its entirety as follows:

            Section 3.2. Number.
The number of directors constituting the Board shall be three.

III. Section 4.4. shall be amended to read in its entirety as follows:

            Section 4.4. Quorum; Required Vote.

                    (1) Except as is otherwise set forth herein, the presence of all three of the directors shall be required in order to constitute a quorum at any meeting of the Board. If a quorum shall not be present at any meeting, a majority of the directors present at such meeting may adjourn the meeting. If none of the directors are present, no meeting shall be deemed to have taken place. If two consecutive Board meetings scheduled at least one week apart are adjourned due to the absence of the same director, and both of the other directors were present at such meetings, the absent director's absence at the next Board meeting shall not result in the lack of a quorum, and the quorum for such meeting shall be two directors, provided that: (i) both of the other directors are present at such meeting, (ii) proper notice for such meeting was given, and (iii) the date of such meeting is at least one week after the date of the second adjourned meeting.

                    (2) The act of a majority of the directors present at any meeting of the Board at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation, or these Bylaws. Notwithstanding the foregoing, (i) approval of any single capital expenditure in excess of

$500,000 and aggregate capital expenditures in any calendar year in excess of five percent (5%) of the Company's gross revenues for the prior calendar year and (ii) elections of officers of the Company shall require the unanimous approval of all members of the Board. For purposes of this section, gross revenues shall be as determined in the Company's audited financial statements which shall be prepared by an independent certified public accountant.

IV. Section 5.5. shall be deleted in its entirety, and Section 5.6 shall be renumbered as Section 5.5.

V.  Section 6.1. shall be amended to read in its entirety as follows:

    Section 6.1. Elected Officers.
The Board shall elect a president, a treasurer, and a secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish. All elections of officers shall require the unanimous approval of all members of the Board.

VI. The first sentence of Section 6.1.1. shall be amended to read in its entirety as follows:

The Board of Directors shall elect a chairman of the board.

VII. The fourth sentence of Section 6.1.2. shall be amended to read in its entirety as follows:

He may sign and execute all authorized bonds, loans, notes, deeds, mortgages, contracts or other obligations in the name of the Company, and he shall be ex officio a member of all standing committees.

VIII. The first sentence of Section 6.1.3. shall be amended to read in its entirety as follows:

Unless otherwise directed by the Board, the president shall have responsibility for and authority over the general and active management of the business of the Company, which shall include, but not be limited to, directing and managing the day-to-day affairs of the Company and hiring, firing and supervising all employees of the Company. The president shall be responsible for ensuring that all orders and resolutions of the Board are carried into effect.

IX. Section 6.1.4. shall be amended to add the following sentence at the beginning of the paragraph:

Unless otherwise directed by the Board, the vice president(s) shall assist the president in the general and active management of the business of the Company.

X.    Section 6.3. shall be amended to read in its entirety as follows:

            Section 6.3. Appointed Officers.
The Board may also appoint such other officers, assistant officers and agents, and may also remove such officers and agents, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers. All appointments of officers shall require the unanimous approval of all members of the Board.

XI.   Section 6.5. shall be amended to read in its entirety as follows:

            Section 6.5. Compensation, Vacancies.
The compensation of elected officers shall be set by the Board, subject to any employment agreements in effect from time to time with such officers. The Board shall fill any vacancy in an elected office.

XII.  Section 10.17 shall be deleted in its entirety.

                             AMENDMENT TO THE BYLAWS
                                       OF
                          CONVERGENT GROUP CORPORATION
                             A DELAWARE CORPORATION

         Convergent Group Corporation adopts the following amendments to its Bylaws effective as of August 13, 1999.

I. The first sentence of Section 2.2 shall be amended to read in its entirety as follows:

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or by the president and (ii) shall be called by the president or secretary or by any member of the Board at the request in writing of a majority of the Board.

II. Section 3.2. shall be amended to read in its entirety as follows:

         Section 3.2. Number.

         The number of directors constituting the Board shall initially be five, and such number may be changed from time to time by resolution of the Board.

III. Section 4.4. shall be amended to read in its entirety as follows:

         Section 4.4. Quorum; Required Vote.

              Section 4.4.1. Quorum.

              Except as is otherwise set forth herein, the presence of a majority of the directors shall be required in order to constitute a quorum at any meeting of the Board. If a quorum shall not be present at any meeting, a majority of the directors present at such meeting may adjourn the meeting. If none of the directors are present, no meeting shall be deemed to have taken place.

              Section 4.4.2. Required Vote.

              The act of a majority of the directors present at any meeting of the Board at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation, or these Bylaws.

IV. Section 10.16. shall be amended to read in its entirety as follows:

              Section 10.16. Amendments.

              These Bylaws may be altered, amended, repealed or replaced by the Board.